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                                                                    EXHIBIT 10.2


                                    AGREEMENT



         THIS AGREEMENT made and entered into on the 14th day of January, 1998, by and among THOMASVILLE BANCSHARES, INC., Thomasville, Georgia (hereinafter "Company"), and its wholly owned subsidiary, THOMASVILLE NATIONAL BANK, Thomasville, Georgia corporation (hereinafter "Bank"), and CHARLES H. HODGES, III (hereinafter "Executive").

                                   WITNESSETH:

         WHEREAS, the Board of Directors (hereinafter the "Board") of the Company and the Bank, recognizing the experience and knowledge of Executive in the banking industry, desire to retain the valuable services and business counsel of Executive, it being in the best interest of the Company to arrange terms of employment for Executive so as to reasonably induce Executive to remain in his capacities with the Company and/or the Bank for the term hereof; and

         WHEREAS, Executive is willing to provide services to the Company and/or the Bank in accordance with the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

         1. Employment. For the Term of Employment, as hereinafter defined, the Executive will perform all duties associated with the office of Executive Vice President of the Bank. Executive agrees to accept such employment and to perform such duties and functions as the Board of the Company and the Bank may assign to Executive, from time to time. Executive agrees to devote such of his time and energy to the business of the Company and the Bank as is needed and shall perform his duties in a trustworthy and businesslike manner, all for the purpose of advancing the interest of the Company and the Bank.

         Responsibility for the supervision of Executive shall rest with the Board of he Company and the Bank, which shall review Executive's performance annually. The Board of the Company and the Bank shall also have the authority to terminate Executive, subject to the provisions outlined in Section 5 of this Agreement.

         2. Title. Executive shall serve as Executive Vice President of the Company and the Bank. Executive shall also serve as a member of its Executive/Loan Committee and other committees as the Board designates, subject to the terms hereof.

         3. Term of Employment. The "Term of Employment" referred to in Section 1 hereof and hereinafter shall be forty-eight (48) months, unless earlier terminated pursuant to this Agreement.




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         4. Compensation.

         4.1 Base Salary. During the Term of Employment, Executive shall be paid an annual base salary (hereinafter "Base Salary") which shall be paid in equal installments in accordance with the Bank's normal pay practice, but not less frequently than monthly, and subject to such deductions as may be required by law. Executive's annual Base Salary shall be $82,000 per year. Base salary increases will be at the discretion of the Bank Board of Directors and based upon the review of the compensation committee and the performance of bank will be adjusted on an annual basis as reflected in the attached table.

         4.3 Stock Options. Executive shall participate in the Bank's long-term equity incentive program and be eligible for the grant of stock options, restricted stock and other awards thereunder. On the date of the closing of the stock offering for the initial capitalization of the Bank, or as soon thereafter as an appropriate stock option plan is adopted by the Board, the Bank shall grant to Executive options to purchase 15,000 share of the class of stock sold in the offering, which options shall have a term of ten (10) years, shall be exercisable at a price equal to the offering price in the stock offering, shall vest and become exercisable at a rate of 3,000 shares per year (subject to the continued employment of Executive hereunder), shall, to the extent practicable, be qualified as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), and shall be subject to the other terms and conditions of that plan. Nothing herein shall be deemed to preclude the granting to Executive of warrants or options under a director option plan in addition to the options granted hereunder. This agreement will honor section 4.3 of the original compensation contract dated March 7, 1995.

         4.3a Stock Grants. Value of stock grant to be determined on January 1 of each year based on market value of stock.

         4.4 Other Benefits. During the term of employment, the Executive shall participate in other benefit plans or programs of the Company generally available to employees of the Company or to a class of employees that includes senior executives of the Company.

         4.5 Additional Benefits. During the Term of Employment Executive shall receive an automobile, and a family membership in Glen Arven Country Club, Thomasville, Georgia.

         Throughout the Term of Employment, Executive shall also be entitled to reimbursement for reasonable business expenses incurred by him in the performance of his duties hereunder, as approved from time to time by the Board. Executive shall be entitled to two (2) weeks of paid vacation and shall also be entitled to vacation days on all official holidays of the Bank.

         5. Termination. This agreement may be terminated by the Board of Directors of the Company and the Bank upon written notice to Executive without er obligation other than for moneys already paid or owed to Executive on the date of termination. A decision to terminate Executive shall be made by majority vote of the Board of Directors of the Company and the


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Bank. Loss of confidence by the Board of Directors in the leadership abilities of Executive shall be sufficient cause for termination.

         6. Non-Competition and Non Solicitation. Executive acknowledges that he has performed services or will perform services hereunder which directly affect the Company's and its subsidiaries' business presently conducted within Thomas County, Georgia. Accordingly, the parties deem it necessary to enter into the protective agreement set forth below, the terms and conditions of which have been negotiated by and between the parties hereto. This section would no longer apply if a "Change in Control" took place. A "Change in Control" shall mean the occurrence during the Term of any of the following events:

         (1) An acquisition (other-than directly from the Bank) of any voting securities of the Bank (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act") immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act of 20% or more of the combined voting power of the Bank's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "noncontrol Acquisition" (as hereinafter defined) shall not constitute and acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by
(1) and employee benefit plan (or a trust forming a part thereof) maintained by
(x) the Bank or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Bank (a "Subsidiary"), (2) the Bank or any Subsidiary, or (3) any Person in Connection with a "Non-Control Transaction" (as hereinafter defined).

         (2) The individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however that if the election, or nomination for election by the Bank's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent board; provided, further, however, that no individual shall be, considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy contest; or

         (3) Approval by shareholders of the Bank of:

             (A) A merger, consolidation or reorganization involving the Bank unless

                  (i) the shareholders of the Bank, immediately before such
                      merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or


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                      reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation or reorganization (the "Surviving
                      Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation ore reorganization, and

                 (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation.

              (B)     A complete liquidation or dissolution of the Bank; or

              (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Bank to any Person (other than a transfer to a Subsidiary).

         (4) Notwithstanding anything contained in this Agreement to the contrary, if Executive's employment is terminated prior to a Change in Control and Executive reasonably demonstrates that such termination (a) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a Third Party) or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to Executive shall mean the date immediately prior to the date of such termination of Executive's employment.

         6.1 Term and Geographic Limitations. In the event of termination of employment under this agreement by action of Executive prior to the expiration of the Term of Employment as defined hereunder, including termination pursuant to Section 5 hereof, Executive agrees with the Company and the Bank that through the actual date of termination of the Agreement, and for a period of five (5) years after such termination date:

         (a) Executive shall not, without the prior written consent of the Company and the Bank, within Thomas County, Georgia, perform banking services or engage in the business of banking in any capacity, whether as a member of management, supervisor or executive employee to any bank, bank holding company or other financial institution; and

         (b) Executive will not employ or attempt to employ or assist in employing any present employee of the Company of any of its subsidiaries (whether or not such employment is full time or is pursuant to a written contract), for the purpose of having such employee perform services for the bank or to the business or organization in competition with the business of Company and any of its subsidiaries as such exists on the termination date of Executive's employment hereunder.


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         6.2 Enforceability. The convenience of Executive set forth in Section 6 are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are acknowledged by Executive to induce the Company and the Bank to enter into this Agreement. Each of the aforesaid covenants may be availed of or relied upon by the Company and the Bank in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages, including expenses of litigation (including but not limited to reasonable attorney's fees) suffered by the company arising out of any breach of the aforesaid covenants by Executive. The convenience of Executive set forth in Section 6 are cumulative to each other and to all other covenants of Executive in favor of the Company and the Bank contained in this Agreement and shall survive the termination of this Agreement of the purposes intended. Should any covenant, term or condition contained in Section 6 become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties request that such court judicially modify such unenforceable provision consistent with the intent of Section 6 so that it shall be enforceable as modified, and in any event die invalidity of any provision in
Section 6 or elsewhere in this Agreement.

         7. Entire Agreement. This Agreement constitutes the entire agreement, between the parties hereto regarding employment of Executive, and supersedes and replaces any prior agreement relating thereto.

         8. Assignment. None of the parties hereto may assign this Agreement without the prior written consent of the other parties hereto.

         9. Severability. Each section and subsection of this Agreement constitutes a separate and distinct understanding, covenant and provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         10. Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Georgia.

         11. Rights of Third Parties. Nothing herein express or implied is intended to or shall be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

         12. Amendment. This agreement may not be amended orally but only by an instrument in writing duly executed by the parties hereto.

         13. Arbitration. In the event of any dispute between Executive and Company and/or Bank, Executive and Company and/or Bank shall submit such disputes to a mutually agreeable third party for arbitration. The decision of the third party shall be binding on Executive and Company and/or Bank and may be make a judgment of any court having jurisdiction over the


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party against whom enforcement is sought. In the event the parties cannot agree upon arbitrator within ten (10) days of one party's request for arbitration, the dispute shall be arbitrated in Thomasville, Georgia in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. This paragraph is subject to and does not preclude employer's right to seek injunctive relief under paragraph 6.2 above.

         14. Notices. Any notice or other document or communication permitted or required to be given to Executive pursuant to the terms hereof shall be deemed given if personally delivered to Executive or sent to him postage prepaid, by registered or certified mail, at 106 Chukkars Drive, Thomasville, Ga. or any such other address as Executive shall have notified the Company in writing. Any notice or other document or other communication permitted or required to be given to the company pursuant to the terms hereof shall be deemed given if personally delivered or sent to the company, postage prepaid, by registered or certified mail, at 301 North Broad Street, Thomasville, Ga. 31799, or at such other address as the Company shall have notified Executive in writing.

         15. Waiver. The waiver by either party hereto of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement by the breaching party.

         16. Conflict of Interest Investments. Without prior written approval of the Board of Directors of Bank and Company Executive shall not:

         (a) purchase stock or securities in any non-publicly traded corporation or legal entity;

         (b) purchase stock or securities in any corporation or legal entity (including publicly traded securities) which has a place of business in Thomas County or surrounding counties and which does business with the Bank.

         Executive agrees to furnish a personal financial statement to the Board of Directors of the Company and the Bank upon request and not less frequently than annually.





                         [Signatures on following page]



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                     COMPANY:
                                     THOMASVILLE BANCSHARES, INC.


                                     BY:     /s/ Richard L. Singletary, Jr.
                                        --------------------------------------
                                     TITLE:     Secretary
                                           -----------------------------------

EXECUTIVE:

 /s/ Charles H. Hodges, III (L.S.)   ATTEST:   /s/ Clifford S. Campbell, Jr.
----------------------------                ----------------------------------
CHARLES H. HODGES, III               TITLE:
                                           -----------------------------------


                                     THOMASVILLE NATIONAL BANK


                                     BY:   /s/ Richard L. Singletary
                                        --------------------------------------
                                     TITLE:   Secretary
                                           -----------------------------------

                                     ATTEST:   /s/ Clifford S. Campbell, Jr.
                                            ----------------------------------
                                     TITLE:
                                           -----------------------------------









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BERT HODGES

                         1997                1998                 1999                2000                 2001
Salary                  75,000              82,000               88,000              94,000              100,000
Bonus                   22,500              20,500               17,600              18,800               20,000
Stock grant                                  4,100                8,800               9,400               10,000

Total                   97,500             106,600              114,400             122,200              130,000



BERT HODGES GOALS                                                                                  BONUS
Growth in net profit                15%                                                            10%
Credit Quality                      CAMEL rating in asset quality 2 or better                      5%
Yields/Income                       Improve overall loan yield to 9.15%                            5%
Discretionary overall performance                                                                  10%






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